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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2008

WORLD HEART CORPORATION
(Exact name of registrant as specified in charter)

Canada (State or other jurisdiction of incorporation)	000-28882 (Commission File Number)	52-2247240 (IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA (Address of principal executive offices)	94621 (Zip Code)

(510) 563-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.01.    Unregistered Sales of Equity Securities

        On June 20, 2008, World Heart Corporation (the "Company") entered into a Recapitalization Agreement among the Company, its wholly-owned subsidiary, World Heart Inc. ("WHI"), ABIOMED, Inc. ("Abiomed"), Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively, "Venrock"), and Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin Marxe (collectively, "SSF"). A copy of the Company's press release announcing the transaction is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

        Pursuant to the Recapitalization Agreement, the Company has agreed to issue approximately 300,000,000 common shares, at an issue price of $0.10 per share, for an aggregate purchase price of approximately $30,000,000; Venrock has agreed to purchase common shares of the Company for an aggregate purchase price of approximately US$10,000,000 and SSF has agreed to purchase common shares of the Company for an aggregate purchase price of approximately US$9,000,000, subject to the other investors purchasing the remaining US$11,000,000 (the "Issuance"). The purchase price is payable in cash offset by any unpaid principal and interest on the Bridge Facility.

        Pursuant to the Recapitalization Agreement, Abiomed will convert its US$5,000,000 8% Secured Convertible Promissory Note (the "Note"), which is exercisable for approximately 2,964,000 common shares of the Company at a price of US$1.75 per share, subject to antidilution price readjustment, for 86,000,000 common shares of the Company (the "Conversion"); Abiomed will surrender the warrant which is exercisable for 3,400,000 common shares of the Company (the "Warrant") at a price of US$0.01 per share; Abiomed will forgive other amounts owed to it by the Company; and Abiomed, the Company and WHI will terminate all existing agreements, arrangements and understandings among them including certain security agreements.

        Pursuant to the Recapitalization Agreement, Venrock and SSF, in equal portions, agreed to provide a bridge loan facility (the "Bridge Facility") under which the Company may borrow up to US$1,000,000 pending closing of the Conversion and the Issuance. The Bridge Facility may be borrowed by the Company for specified purposes as set forth in a budget approved by Venrock, SSF and the Company. On June 20, 2008, the Company issued demand promissory notes in the aggregate amount of US$500,000 to each of Venrock and SSF. The principal accrues interest at a rate of 8.0% per annum and is payable on demand by the holder. Interest would increase to 15% in the event of a default. The Bridge Facility is prepayable by the Company.

        The Issuance and the Conversion are expected to be completed (the "Closing") on or about July 31, 2008 although no assurance can be given as to when the conditions to Closing, as summarized below, will be satisfied, if at all. The Closing is subject to a number of conditions, including that:

  (i)
  the representations and warranties made by the Company shall continue to be true and correct;

  (ii)
  all necessary consents, permits, approvals, registrations and waivers necessary for completion of the Issuance and the Conversion shall have been obtained;

  (iii)
  Abiomed shall have completed the Conversion, surrendered the Warrant, and terminated obligations under various agreements with the Company and WHI; and Abiomed and the Company shall have delivered mutual releases of claims;

  (iv)
  the Company shall have received aggregate proceeds from the issue of common shares of at least US$30,000,000;

  (v)
  the Company shall have entered into a registration rights agreement with Abiomed, Venrock, SSF and other investors (Venrock, SSF and the other investors, collectively, the "Investors") with respect to the common shares of the Company to be issued to Abiomed and the Investors;

  (vi)
  the Company shall have received an exemption from Nasdaq's shareholder approval rules pursuant to Marketplace Rule 4350(i)(2) and shall have made application to list the additional shares to be issued to Abiomed and the Investors for inclusion in the NASDAQ Capital Market; and

  (vii)
  there shall not have occurred a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its subsidiaries, or the ability of the Company to perform its obligations under the Recapitalization Agreement, the Bridge Facility and the registration rights agreement other than (a) the Company continuing to incur losses consistent with its past performance and current business plans, or (b) a drop in the trading price of the common shares of the Company.

        The Recapitalization Agreement also provides that promptly following the Closing the Company shall take all action necessary to call a meeting of its shareholders for the purpose of approving the consolidation of its common shares (the "Reverse Split") to seek to enable the Company to comply with the Nasdaq US$1.00 minimum bid price requirement.

        The Recapitalization Agreement further provides that if any of Abiomed, Venrock or SSF, and one or more of their respective affiliates, remains the beneficial owner of at least 5% of the outstanding common shares of the Company, it will have the right to designate one person for election to the Board of Directors of the Company. The Company shall use its commercially reasonable efforts to cause the designee to be elected to the Company's Board of Directors. In the case of Abiomed, its designee must be its chief executive officer. Abiomed will also have the right to designate an observer to attend meetings of the Board of Directors if at any time it does not have a designee on the Board of Directors of the Company. If Abiomed has not nominated a director on or prior to the second anniversary of the Closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate. All of Abiomed's rights with respect to the Board of Directors of the Company will terminate on the fifth anniversary of the Closing. The Company currently has a Board of Directors consisting of four directors. In addition, pursuant to existing agreements, SSF has the right to nominate two directors, Maverick has the right to nominate two directors and Abiomed has the right to nominate one director or to appoint an observer to the Board of Directors of the Company. Neither SSF nor Maverick has any nominees currently appointed as directors; Abiomed has appointed an observer. Upon Closing, the existing rights of Abiomed to nominate a director or appoint an observer will be terminated and the number of shares of the Company currently held by SSF and Maverick will not represent a sufficient percentage of the issued shares to entitle either SSF or Maverick to nominate directors pursuant to their current rights.

        The Recapitalization Agreement also provides that in place of certain distribution rights which Abiomed currently holds under the Note Agreement, Abiomed shall have a right of first refusal to act as the exclusive distributor in any or all territories in which the Company proposes to sell, for all of the Company's products other than those products currently being sold by the Company. However, the

Company shall at all times, in its sole and unreviewable discretion, retain the right to distribute new products directly, or after negotiating in good faith with Abiomed, through a third party. Abiomed's revised distribution rights will terminate upon a change of control of the Company.

        The Recapitalization Agreement also provides that promptly following the Closing, the Company will establish an equity incentive program for the benefit of its independent directors, officers, employees and consultants covering, together with its existing plans, a maximum of 44,000,000 common shares of the Company (to be adjusted for the reverse share split and any other recapitalization) on such terms and conditions as shall be approved by the Company's Board of Directors, including the designees, if any, of Abiomed, Venrock and SSF.

        The closing price of the common shares on Nasdaq on June 20, 2008 was US$0.18 per share. The Corporation currently has approximately 11,530,000 common shares outstanding. Abiomed currently holds the Note which is convertible into approximately 2,964,000 common shares of the Company, subject to adjustment, and the Warrant which is exercisable for 3,400,000 common shares of the Company. SSF currently holds or controls or exercises voting discretion with respect to 3,213,131 common shares of the Company, being 27.9% of the outstanding shares.

        Nasdaq Marketplace Rule 4350 requires that the Company obtain shareholder approval in certain circumstances including for the issue of shares which will result in a change of control of the issuer or the issue of shares, other than in a public offering, equal to 20% or more of the common shares outstanding before the issuance for less than the greater of book value or market value of the common shares.

        The Company applied to NASDAQ for an exception from Marketplace Rule 4350 in reliance on NASDAQ Marketplace Rule 4350(i)(2) which provides that NASDAQ may make an exception to the Marketplace Rules when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise, and (ii) reliance by the company on the exception is expressly approved by the audit committee comprised solely of independent, disinterested directors. The audit committee of the Board of Directors of the Company expressly approved such reliance. The Listings and Qualifications Department of NASDAQ has granted the requested exception permitting the Company to issue 386,000,000 common shares contemplated in the Recapitalization Agreement, which is significantly in excess of the approximately 2,300,000 common shares which the Company would have been permitted to issue under Nasdaq's Marketplace Rule 4350 without shareholder approval or this exception.

        The Company reported on May 9, 2008 that it had determined that its available cash would be insufficient to pay the Company's obligations as they became due, which constituted an event of default under the Note previously issued to Abiomed pursuant to which Abiomed became entitled to exercise its remedies under certain security agreements, including foreclosing on the assets of the Company and WHI. Since that date the Company has sought to secure financing that would allow it to cure the default under the Note and to fund its ongoing needs for working capital. It held discussions with a number of parties, including Abiomed, in an attempt to structure a financing. The Company has also considered other actions, including filing for bankruptcy, ceasing operations and liquidating assets. Without the funding from the Bridge Facility and the Issuance, the Company would have no choice but to file for protection under applicable bankruptcy laws.

        Pursuant to this exception, the Company will mail to all shareholders not later than ten days before the Closing a letter, which was signed by the Company on Tuesday, June 24, 2008, alerting them that Nasdaq would not require the Company to seek the shareholder approval that would otherwise be required, and that therefore the Company would not seek such approval.

        Multi-Lateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101") applicable in the Provinces of Ontario and Quebec, provides that with respect to the issue of its shares to Abiomed or SSF, each "a related party" of the Company, the Company would be required to obtain and file with Canadian securities regulators a formal valuation of the Note to be converted by Abiomed for common shares of the Company, and approval of the holders of a majority of the common shares other than the shares held by SSF. The Company's Board of Directors, acting in good faith, including all of the independent directors of the Company, acting in good faith, have determined that (i) the Company is insolvent or in serious financial difficulty, (ii) the transaction contemplated in the Recapitalization Agreement is designed to improve the financial position of the Company, and (iii) the terms of the Recapitalization Agreement are reasonable in the circumstances of the Company. Based on such determination, the transaction with SSF is exempt from the requirements of MI 61-101.

        Due to the financial circumstances of the Company, the Closing of the Issuance and the Conversion is contemplated for the earliest opportunity which the Company believes is necessary under the circumstances to allow the Company to restore its financial viability and business operations. This may result in this material change report being filed with Canadian securities regulators less than 21 days prior to the Closing.

        The securities described above have not been registered under the Securities Act of 1933, as amended, and the agreement to sell the securities was made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares issuable thereunder will be restricted in accordance with Rule 144 under the Securities Act of 1933. The potential issuances did not involve any public offering; the Company made no general solicitation in connection with the private placement; the Company obtained representations from SSF and Venrock regarding their investment intent, knowledge and experience; SSF and Venrock either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that SSF and Venrock are capable of evaluating the merits and risks of their investment; and the shares issuable thereunder are issuable with restricted securities legends.

        This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares to be issued have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. As part of this transaction, the Company has agreed to file after the closing of the transaction a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants acquired in the private placement.

        The foregoing description of the transaction and the terms of the Recapitalization Agreement, the registration rights agreement, demand notes and the letter to shareholders does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements, which are filed as exhibits hereto and incorporated herein by reference.

Forward-Looking Information

        Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the closing of the private placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the Investors to breach any of their representations and warranties under the purchase agreement. Additional risk factors are identified in the Company's Securities and Exchange Commission filings, including without limitation its Annual Report on Form 10-KSB for the year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and its Current Report on Form 8-K filed May 27, 2008. The

Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits.

        The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.
99.1	Press release, dated June 23, 2008
99.2	Recapitalization Agreement dated June 20, 2008 between the registrant, World Heart Inc., a wholly-owned subsidiary of the registrant, ABIOMED, Inc., Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P., Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin Marxe
99.3	Form of Demand Note
99.4	Form of Registration Rights Agreement
99.5	Letter from the Company to shareholders of the Company dated June 24, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 25, 2008

WORLD HEART CORPORATION
By:	/s/ David Pellone
Name:	David Pellone
Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.
99.1	Press release, dated June 23, 2008
99.2	Recapitalization Agreement dated June 20, 2008 between the Company, World Heart Inc., a wholly-owned subsidiary of the registrant, ABIOMED, Inc., Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P., Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin Marxe
99.3	Form of Demand Note
99.4	Form of Registration Rights Agreement
99.5	Letter from the Company to the shareholders of the Company dated June 24, 2008

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  Item 1.01. Entry Into a Material Definitive Agreement
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 3.01. Unregistered Sales of Equity Securities
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX